Exhibit 10.51

Execution Version

ESCROW AGREEMENT

This Escrow Agreement (the “Escrow Agreement”), dated this 23rd day of October, 2015 (the “Effective Date”), is entered into by and among American Eagle Energy Corporation and AMZG, Inc. (together, the “Sellers”), Resource Energy Can-Am LLC (“Buyer”) and Wells Fargo Bank, National Association, a national banking association, as escrow agent (“Escrow Agent”). Sellers and Buyer are sometimes referred to herein together as the “Parties” and individually as a “Party”.

RECITALS

A.           Sellers and Buyer are parties to that certain Purchase and Sale Agreement dated as of the Effective Date (as may be amended from time to time, the “Purchase Agreement”), pursuant to which Sellers have agreed to sell to Buyer, and Buyer has agreed to purchase from Sellers, the Assets (with capitalized terms used but not otherwise defined herein having the respective meanings ascribed to such terms in the Purchase Agreement; provided however, that the parties acknowledge the Escrow Agent will not be responsible to determine or to make inquiry into any term, capitalized, or otherwise, not defined herein).

B.          The Purchase Agreement provides that Three Million Six Hundred Seventy-Five Thousand Dollars ($3,675,000.00) (the “Deposit”) be deposited by Buyer in escrow on the Effective Date to be held and released by the Escrow Agent in accordance with the terms of the Purchase Agreement and this Escrow Agreement.

C.          In addition, the Purchase Agreement provides if the Closing (as defined in the Purchase Agreement, the “Closing”) occurs, Buyer shall be required to deposit One Million Dollars ($1,000,000.00) in a separate account (the “Adjustment Escrow Amount”) to be held in escrow and released by the Escrow Agent in accordance with the terms of the Purchase Agreement and this Escrow Agreement.

D.         The Parties acknowledge that the Escrow Agent is not a party to, is not bound by, and has no duties or obligations under, the Purchase Agreement, that all references in this Escrow Agreement to the Purchase Agreement are for convenience, and that the Escrow Agent shall have no implied duties beyond the express duties set forth in this Escrow Agreement.

In consideration of the promises and agreements of the parties hereto and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

Article 1

ESCROW DEPOSIT

Section 1.1.          Receipt of Escrow Property.

(a)          Upon execution hereof, Buyer shall deliver to the Escrow Agent the Deposit in immediately available funds and the Escrow Agent shall send notice to Sellers confirming receipt of the Deposit from Buyer. The Deposit Escrow Property will be held in an escrow account and distributed in accordance with this Escrow Agreement. For the purposes of this Escrow Agreement, “Deposit Escrow Property” means the Deposit, together with any investment earnings and income on such amounts (the “Deposit Escrow Earnings”). The Deposit Escrow Property shall be held in a separate escrow account, designated as “Resource Energy Can-Am/American Eagle/AMZG Deposit Escrow Account” by the Escrow Agent.

(b)          If the Closing occurs, Buyer, upon written notification to Escrow Agent, shall deliver to the Escrow Agent at the Closing the Adjustment Escrow Amount in immediately available funds and the Escrow Agent shall send notice to Sellers confirming receipt of the Adjustment Escrow Amount from Buyer. The Adjustment Escrow Property will be held in an escrow account and distributed in accordance with this Agreement. For the purposes of this Escrow Agreement, “Adjustment Escrow Property means the Adjustment Escrow Amount, together with any investment earnings and income on such amounts (the “Adjustment Escrow Earnings”).

(c)          The Deposit Escrow Property and the Adjustment Escrow Property are sometimes referred to herein as the “Escrow Property” and any investment earnings and income on the Escrow Property is referred to herein as the “Escrow Earnings.”

(d)          Subject to Section 1.5, the Escrow Property and Escrow Earnings will be held by the Escrow Agent in accordance with the terms of this Agreement and shall not be property of either Buyer or Sellers until released to such party, as the case may be, in accordance with the terms hereof and the Purchase Agreement.

Section 1.2.           Investments.

(a)          The Escrow Agent is authorized and directed to deposit, transfer, hold and invest the Escrow Property and any Escrow Earnings as set forth in Exhibit A attached hereto, or as set forth in any subsequent written instruction signed by both Sellers and Buyer. The Parties acknowledge that they have received, read and understand the Wells Fargo Money Market Deposit Account Investment Direction and Disclosure Statement attached hereto as Exhibit A. Any Escrow Earnings shall become part of the Escrow Property, and the same shall be disbursed in accordance with Section 1.3 of this Escrow Agreement.

(b)          The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

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Section 1.3.           Disbursements.

(a)          Joint Distributions. Sellers and Buyer may at any time jointly deliver to the Escrow Agent a certificate in substantially the form of Exhibit C attached hereto (each a “Joint Release Certificate”) instructing the Escrow Agent to distribute all or a portion of the Escrow Property. Within two (2) Business Days after the date on which the Escrow Agent receives an executed Joint Release Certificate, the Escrow Agent shall disburse the portion of the Escrow Property set forth in the Joint Release Certificate to the persons or accounts designated on such Joint Release Certificate.

(b)          Distributions pursuant to a Judgment. Either Sellers or Buyer may deliver to the Escrow Agent, with a copy to the non-delivering Party, a certified copy of a final non-appealable judgment of a court of competent jurisdiction (a “Judgment”) awarding all or any part of the Escrow Property to Sellers or Buyer, as applicable. The Escrow Agent shall be entitled to receive and may conclusively rely upon opinions of nationally-recognized legal counsel to Sellers and Buyer to the effect that a Judgment is final and non-appealable and from a court of competent jurisdiction. On the tenth (10th) Business Day after receipt of such Judgment and opinions of nationally-recognized legal counsel to Sellers or Buyer to the effect that a Judgment is final and non-appealable and from a court of competent jurisdiction, the Escrow Agent shall disburse the Escrow Property as required by such Judgment.

(c)          Distribution Amount. The Parties and the Escrow Agent agree that any payment that the Escrow Agent is instructed to make from the Escrow Property pursuant to this Escrow Agreement shall be the lesser of (i) the stated payment amount and (ii) the balance of the Escrow Property, as applicable.

Section 1.4.          Security Procedure For Funds Transfers. The Escrow Agent shall confirm each funds transfer instruction received in the name of a Party by means of the security procedure selected by such Party and communicated to the Escrow Agent through a signed certificate in the form of Exhibit B-1 or Exhibit B-2 attached hereto, which upon receipt by the Escrow Agent shall become a part of this Escrow Agreement. Once delivered to the Escrow Agent, Exhibit B-1 or Exhibit B-2 may be revised or rescinded only by a writing signed by an authorized representative of the applicable Party. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it. If a revised Exhibit B-1 or Exhibit B-2 or a rescission of an existing Exhibit B-1 or Exhibit B-2 is delivered to the Escrow Agent by an entity that is a successor-in-interest to such Party, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the Party under this Escrow Agreement.

The Parties understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions pursuant to the security procedure selected by such Party may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

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Section 1.5.          Income Tax Allocation and Reporting.

(a)          The Parties agree that, for U.S. federal and applicable state income tax purposes, (i) all Deposit Escrow Earnings shall be allocated to Buyer in accordance with Treasury Regulations Section 1.468B-7(c) and (ii) all Adjustment Escrow Earnings shall be allocated to Buyer in accordance with Proposed Treasury Regulations Section 1.468B-8 (February 1, 1999), as such Proposed Treasury Regulations may be amended or modified, including upon the issuance of temporary or final regulations. The Escrow Agent shall report to the Internal Revenue Service (“IRS”), or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) any income earned from the Deposit or the Adjustment Escrow Amount, as applicable, as income earned by the Buyer, whether or not such income was disbursed during such calendar year. As between the Parties, neither Buyer nor Sellers shall take any position for U.S. federal or applicable state income tax purposes that is inconsistent with the provisions of this Section 1.5(a), except as otherwise required by law.

(b)          Prior to the Effective Date, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate IRS Forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request. The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of the Escrow Earnings.

(c)          To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of the Escrow Earnings, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property. The Parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent; provided that such indemnity shall not affect or limit the rights that Sellers or Buyer have against each other with respect to responsibility for payment of such amounts. The indemnification provided by this Section 1.5(c) is in addition to the indemnification provided in Section 3.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 1.6.         Termination.  This Escrow Agreement shall terminate upon the earlier to occur of the following: (i) the 3rd anniversary of the date hereof (the “Term”); provided that the Term shall automatically be extended so long as any Escrow Property remains outstanding as of the end of the Term or (ii) upon the disbursement of all of the Escrow Property, including any Escrow Earnings, and upon such termination this Escrow Agreement shall be of no further force and effect except that the provisions of Sections 1.5(c), 3.1 and 3.2 hereof shall survive termination and the Escrow Agent is authorized and directed to disburse the Escrow Property in accordance with Section 1.3 of this Escrow Agreement.

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Article 2
DUTIES OF THE ESCROW AGENT

Section 2.1.          Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstance will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 2.2.          Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of legal counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all reasonable compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 2.3.          Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the joint direction or joint consent of the Parties or their respective agents, representatives, successors, or permitted assigns. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority. Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent Exhibit B-1 and Exhibit B-2, which contain authorized signer designations in Part I thereof.

Section 2.4.          Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

Section 2.5.          No Financial Obligation. No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

Article 3
PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1.           Indemnification. The Parties, jointly and severally, shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, attorneys’ fees and expenses or other professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent; provided that such indemnity shall not affect or limit the rights that Sellers or Buyer have against each other with respect to responsibility for payment of such amounts. The provisions of this Section 3.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

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Section 3.2.           Limitation of Liability. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

Section 3.3.           Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which the Escrow Agent is entitled through the date of removal. Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

Section 3.4.           Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit D, which compensation shall be paid fifty percent (50%) by Buyer (on the one hand) and fifty percent (50%) by Sellers (on the other hand). The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law. The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Property with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Property.

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Section 3.5.          Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrow Property until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Property, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Property, in which event the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

Section 3.6.          Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 3.7.          Attachment of Escrow Property; Compliance with Legal Orders. In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 3.8.          Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

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Article 4
MISCELLANEOUS

Section 4.1.          Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement. No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent of the Escrow Agent not to be unreasonably withheld). In the event such other Party and the Escrow Agent consents to any such assignment, such assignment shall not relieve the assigning Party of any obligations and responsibilities hereunder, including obligations and responsibilities arising following such assignment. Except as provided in Section 3.6, this Escrow Agreement may not be assigned by Escrow Agent without the prior written consent of Sellers and Buyer.

Section 4.2.          Escheat. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

Section 4.3.          Notices. All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) on the day of transmission if sent by electronic mail (“e-mail”) to the e-mail address given below, and written confirmation of receipt is obtained promptly after completion of transmission, (iv) by overnight delivery with a reputable national overnight delivery service, or (v) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

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If to Sellers, to:

American Eagle Energy Corporation

2549 W. Main Street, Suite 202

Littleton, Colorado 80120

Facsimile: 303-798-5767

Attention: Mr. Brad Colby

Email: bradcolby@amzgcorp.com

With a copy (which shall not constitute notice) to:

BakerHostetler LLP

200 South Orange Ave.

SunTrust Center, Suite 2300

Post Office Box 112 (32802-0112)

Orlando, Florida 32801-3432

Facsimile: (407) 841-0168

Attention: Elizabeth Green and Jorian Rose

Email: egreen@bakerlaw.com and jrose@bakerlaw.com

If to the Buyer, to:

Resource Energy Can-Am LLC

1805 Shea Center Drive, Suite 100

Highlands Ranch, CO 80129

Attention: Paul Favret – Chief Executive Officer and President

Facsimile: (720) 387-8621

Email: pfavret@resource-energy-US.com

With a copy (which shall not constitute notice) to:

Vinson & Elkins LLP

666 Fifth Avenue

26th Floor

New York, NY 10103-0040

Attention: James J. Fox

Facsimile: (917) 849-5328

Email: jfox@velaw.com

If to the Escrow Agent:

Wells Fargo Bank, National Association

750 N. St. Paul, Suite 1750

Dallas, Texas 75201

Attention: Alexander S. Grose; Corporate, Municipal and Escrow Solutions

Telephone: (214) 756-7412

Facsimile: (214) 756-7401

E-mail: alexander.s.grose@wellsfargo.com

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Section 4.4.          Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflicts of law, rule or principle that might refer construction of provisions to the laws of another jurisdiction.

Section 4.5.          Entire Agreement. This Escrow Agreement and the exhibits hereto set forth the entire agreement and understanding of the Parties and the Escrow Agent related to the Escrow Property.

Section 4.6.          Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

Section 4.7.         Waivers. The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.8.          Headings. Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.9.          Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument. The exchange of copies of this Escrow Agreement and of signature pages by facsimile or by electronic image scan transmission in .pdf format shall constitute effective execution and delivery of this Escrow Agreement as to the Parties and the Escrow Agent and may be used in lieu of the original Escrow Agreement for all purposes.

Section 4.10.        Publication; Disclosure. By executing this Escrow Agreement, the Parties and the Escrow Agent acknowledge that this Escrow Agreement (including related attachments) contains certain information that is sensitive and confidential in nature and agree that such information needs to be protected from improper disclosure, including the publication or dissemination of this Escrow Agreement and related information to individuals or entities not a party to this Escrow Agreement. The Parties further agree to take reasonable measures to mitigate any risks associated with the publication or disclosure of this Escrow Agreement and information contained therein, including, without limitation, the redaction of the manual signatures of the signatories to this Escrow Agreement, or, in the alternative, publishing a conformed copy of this Escrow Agreement. If a Party must disclose or publish this Escrow Agreement or information contained therein pursuant to any regulatory, statutory, or governmental requirement, as well as any judicial, or administrative order, subpoena or discovery request, it shall notify in writing the other Party and the Escrow Agent at the time of execution of this Escrow Agreement of the legal requirement to do so. If any Party becomes aware of any threatened or actual unauthorized disclosure, publication or use of this Escrow Agreement, that Party shall promptly notify in writing the other Parties and the Escrow Agent and shall be liable for any unauthorized release or disclosure.

[The remainder of this page left intentionally blank.]

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IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

SELLERS:

AMERICAN EAGLE ENERGY CORPORATION

By:
Name:
Title:

amzg, inc.

by:	American Eagle Energy Corporation

By:
Name:
Title:

BUYER:

RESOURCE ENERGY CAN-AM LLC

By:
Name:	Paul Favret
Title:	President and Chief Executive Officer

ESCROW AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:
Name:	Amy C. Perkins
Title:	Vice President

S-1

EXHIBIT A

Agency and Custody Account Direction

For Cash Balances

Wells Fargo Money Market Deposit Accounts

Direction to use the following Wells Fargo Money Market Deposit Account for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit A is attached.

You are hereby directed to deposit, as indicated below, or as I shall direct further in writing from time to time, all cash in the Account in the following money market deposit account of Wells Fargo Bank, National Association:

Wells Fargo Money Market Deposit Account (MMDA)

I understand that amounts on deposit in the MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $250,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $250,000.

I acknowledge that I have full power to direct investments of the Account.

I understand that I may change this direction at any time and that it shall continue in effect until revoked or modified by me by written notice to you.

EXHIBIT B-1

American Eagle Energy Corporation and AMZG, Inc. certify that the names, titles, telephone numbers, e-mail addresses and specimen signatures set forth in Parts I and II of this Exhibit B-1 identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of American Eagle Energy Corporation and AMZG, Inc., and that the option checked in Part III of this Exhibit B-1 is the security procedure selected by American Eagle Energy Corporation and AMZG, Inc. for use in verifying that a funds transfer instruction received by the Escrow Agent is that of American Eagle Energy Corporation and AMZG, Inc.

American Eagle Energy Corporation and AMZG, Inc. have reviewed each of the security procedures and have determined that the option checked in Part III of this Exhibit B-1 best meets their requirements; given the size, type and frequency of the instructions they will issue to the Escrow Agent. By selecting the security procedure specified in Part III of this Exhibit B-1, American Eagle Energy Corporation and AMZG, Inc. acknowledge that they have elected to not use the other security procedures described and agree to be bound by any funds transfer instruction, whether or not authorized, issued in their names and accepted by the Escrow Agent in compliance with the particular security procedure chosen by American Eagle Energy Corporation and AMZG, Inc.

NOTICE: The security procedure selected by American Eagle Energy Corporation and AMZG, Inc. will not be used to detect errors in the funds transfer instructions given by American Eagle Energy Corporation and AMZG, Inc. If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary. If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. Therefore, it is important that American Eagle Energy Corporation and AMZG, Inc. take such steps as they deem prudent to ensure that there are no such inconsistencies in the funds transfer instructions they send to the Escrow Agent.

Part I

Name, Title, Telephone Number, Electronic Mail (“e-mail”) Address and Specimen Signature for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of American Eagle Energy Corporation and AMZG, Inc.

Name	Title	Telephone Number	Email Address	Specimen Signature

Part II

Name, Title, Telephone Number and E-mail Address for

person(s) designated to confirm funds transfer instructions

Name	Title	Telephone Number	E-mail Address

Part III

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

☐	Option 1. Confirmation by telephone call-back. The Escrow Agent shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part II above. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-1.
☐	CHECK box, if applicable:

If the Escrow Agent is unable to obtain confirmation by telephone call-back, the Escrow Agent may, at its discretion, confirm by e-mail, as described in Option 2.

☒	Option 2. Confirmation by e-mail. The Escrow Agent shall confirm funds transfer instructions by e-mail to a person at the e-mail address specified for such person in Part II of this Exhibit B-1. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-1. Resource Energy Can-Am LLC understands the risks associated with communicating sensitive matters, including time sensitive matters, by e-mail. Resource Energy Can-Am LLC further acknowledges that instructions and data sent by e-mail may be less confidential or secure than instructions or data transmitted by other methods. The Escrow Agent shall not be liable for any loss of the confidentiality of instructions and data prior to receipt by the Escrow Agent.
☒	CHECK box, if applicable:

If the Escrow Agent is unable to obtain confirmation by e-mail, the Escrow Agent may, at its discretion, confirm by telephone call-back, as described in Option 1.

☐	Option 3. Delivery of funds transfer instructions by password protected file transfer system only - no confirmation. The Escrow Agent offers the option to deliver funds transfer instructions through a password protected file transfer system. If Resource Energy Can-Am LLC wishes to use the password protected file transfer system, further instructions will be provided by the Escrow Agent. If Resource Energy Can-Am LLC chooses this Option 3, it agrees that no further confirmation of funds transfer instructions will be performed by the Escrow Agent.

☐	Option 4. Delivery of funds transfer instructions by password protected file transfer system with confirmation. Same as Option 3 above, but the Escrow Agent shall confirm funds transfer instructions by ☐ telephone call-back or ☐ e-mail (must check at least one, may check both) to a person at the telephone number or e-mail address designated on Part II above. By checking a box in the prior sentence, the party shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2 above.

Dated this 23rd day of October, 2015.

By
Name:
Title:

EXHIBIT B-2

Resource Energy Can-Am LLC certifies that the names, titles, telephone numbers, e-mail addresses and specimen signatures set forth in Parts I and II of this Exhibit B-2 identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of Resource Energy Can-Am LLC, and that the option checked in Part III of this Exhibit B-2 is the security procedure selected by Resource Energy Can-Am LLC for use in verifying that a funds transfer instruction received by the Escrow Agent is that of Resource Energy Can-Am LLC.

Resource Energy Can-Am LLC has reviewed each of the security procedures and has determined that the option checked in Part III of this Exhibit B-2 best meets its requirements; given the size, type and frequency of the instructions it will issue to the Escrow Agent. By selecting the security procedure specified in Part III of this Exhibit B-2, Resource Energy Can-Am LLC acknowledges that it has elected to not use the other security procedures described and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Escrow Agent in compliance with the particular security procedure chosen by Resource Energy Can-Am LLC.

NOTICE: The security procedure selected by Resource Energy Can-Am LLC will not be used to detect errors in the funds transfer instructions given by Resource Energy Can-Am LLC. If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary. If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. Therefore, it is important that Resource Energy Can-Am LLC take such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Escrow Agent.

Remainder of page intentionally blank

Part I

Name, Title, Telephone Number, Electronic Mail (“e-mail”) Address and Specimen Signature for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of Resource Energy

Name	Title	Telephone Number	E-mail Address	Specimen Signature

Paul Favret	President and Chief Executive Officer	(720) 763-3674	pfavret@resource-energy-US.com
Evan Bergam	Controller and Finance Manager	(720) 763-3685	ebergam@resource-energy-US.com

Part II

Name, Title, Telephone Number and E-mail Address for

person(s) designated to confirm funds transfer instructions

Name	Title	Telephone Number	E-mail Address

Paul Favret	President and Chief Executive Officer	(720) 763-3674	pfavret@resource-energy-US.com
Evan Bergam	Controller and Finance Manager	(720) 763-3685	ebergam@resource-energy-US.com

Part III

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

☐	Option 1. Confirmation by telephone call-back. The Escrow Agent shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part II above. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-2.
☐	CHECK box, if applicable:
If the Escrow Agent is unable to obtain confirmation by telephone call-back, the Escrow Agent may, at its discretion, confirm by e-mail, as described in Option 2.

☒	Option 2. Confirmation by e-mail. The Escrow Agent shall confirm funds transfer instructions by e-mail to a person at the e-mail address specified for such person in Part II of this Exhibit B-2. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-2. Resource Energy Can-Am LLC understands the risks associated with communicating sensitive matters, including time sensitive matters, by e-mail. Resource Energy Can-Am LLC further acknowledges that instructions and data sent by e-mail may be less confidential or secure than instructions or data transmitted by other methods. The Escrow Agent shall not be liable for any loss of the confidentiality of instructions and data prior to receipt by the Escrow Agent.
☒	CHECK box, if applicable:

If the Escrow Agent is unable to obtain confirmation by e-mail, the Escrow Agent may, at its discretion, confirm by telephone call-back, as described in Option 1.

☐	Option 3. Delivery of funds transfer instructions by password protected file transfer system only - no confirmation. The Escrow Agent offers the option to deliver funds transfer instructions through a password protected file transfer system. If Resource Energy Can-Am LLC wishes to use the password protected file transfer system, further instructions will be provided by the Escrow Agent. If Resource Energy Can-Am LLC chooses this Option 3, it agrees that no further confirmation of funds transfer instructions will be performed by the Escrow Agent.

☐	Option 4. Delivery of funds transfer instructions by password protected file transfer system with confirmation. Same as Option 3 above, but the Escrow Agent shall confirm funds transfer instructions by ☐ telephone call-back or ☐ e-mail (must check at least one, may check both) to a person at the telephone number or e-mail address designated on Part II above. By checking a box in the prior sentence, the party shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2 above.

Dated this 23rd day of October, 2015.

By

Name: Paul Favret

Title: President and Chief Executive Officer

EXHIBIT C

JOINT RELEASE CERTIFICATE

TO:	Wells Fargo Bank, National Association

750 N. St. Paul, Suite 1750

Dallas, Texas 75201

Attention: Alexander S. Grose; Corporate, Municipal and Escrow Solutions

Telephone: (214) 756-7412

Facsimile: (214) 756-7401

E-mail: alexander.s.grose@wellsfargo.com

This certificate is issued as of the ___ day of _____, 201_, pursuant to Section 1.3(a) of that certain Escrow Agreement dated as of [__________], 2015 (the “Escrow Agreement”) by and among American Eagle Energy Corporation and AMZG, Inc. (the “Sellers”), Resource Energy Can-Am LLC (“Buyer”) and Wells Fargo Bank, National Association, a national banking association, as escrow agent (“Escrow Agent”). Capitalized terms used herein shall have the meaning ascribed to them in the Escrow Agreement.

The parties to this certificate are now jointly instructing Escrow Agent to pay to [Buyer/Sellers] an amount equal to $_______________ out of the Escrow Property, [Account Number – Name of Escrow Account] by wire transfer to:

[Insert wire instructions]

Each of the undersigned hereby represents and warrants that it has been authorized to execute this certificate. This certificate may be signed in counterparts.

BUYER:	SELLERS:

RESOURCE ENERGY CAN-AM LLC	AMERICAN EAGLE ENERGY CORPORATION

By:	By:

Name:	Name:

Title:	Title:

AMZG, INC.

By:

Name:

Title:

EXHIBIT D

FEES OF ESCROW AGENT

Acceptance Fee	Waived

A one-time fee for our initial review of governing documents, account set-up and customary duties and responsibilities related to the closing. This fee is payable at closing.

Annual Administration Fee	$5,000.00

An annual fee for customary administrative services provided by the escrow agent, including daily routine account management; investment transactions, cash transactions processing (including wire and check processing), disbursement of funds in accordance with the agreement, tax reporting for one entity, and providing account statements to the parties. The escrow agent reserves the right to assess a $50 tax reporting fee per payee in excess of the amount anticipated above. The administration fee is payable annually in advance per escrow account established. The first installment of the administrative fee is payable at closing.

Out-of-Pocket Expenses	At cost

Out-of- pocket expenses will be billed as incurred at cost at the sole discretion of Wells Fargo.

Extraordinary Services	Standard Rate

The charges for performing services not contemplated at the time of execution of the governing documents or not specifically covered elsewhere in this schedule will be at Wells Fargo’s rates for such services in effect at the time the expense is incurred.

Assumptions

This proposal is based upon the following assumptions with respect to the role of escrow agent:

•	Number of escrow accounts to be established: One (1) account to be established
•	Amount of escrow: $3,675,000 initial deposit; $1,000,000 subsequent deposit
•	Term of escrow: approximately Twelve (12) months
•	Number of tax reporting parties: up to Three (3)
•	Number of parties to the transaction: Three (3) entities
•	Number of cash transactions (deposits/disbursements): Not more than One (1) per month
•	Fees quoted assumes balances invested under the escrow agreement will be held in: Wells Fargo Money Market Deposit Account

Terms and conditions

•	The recipient acknowledges and agrees that this proposal does not commit or bind Wells Fargo to enter into a contract or any other business arrangement, and that acceptance of the appointment described in this proposal is expressly conditioned on (1) compliance with the requirements of the USA Patriot Act of 2001, described below, (2) satisfactory completion of Wells Fargo’s internal account acceptance procedures, (3) Wells Fargo’s review of all applicable governing documents and its confirmation that all terms and conditions pertaining to its role are satisfactory to it and (4) execution of the governing documents by all applicable parties.
•	Should this transaction fail to close or if Wells Fargo determines not to participate in the transaction, any acceptance fee and any legal fees and expenses may be due and payable.
•	Legal counsel fees and expenses, any acceptance fee and any first year annual administrative fee are payable at closing.
•	Any annual fee covers a full year or any part thereof and will not be prorated or refunded in a year of early termination.
•	Should any of the assumptions, duties or responsibilities of Wells Fargo change, Wells Fargo reserves the right to affirm, modify or rescind this proposal.
•	The fees described in this proposal are fixed for 18 months and thereafter subject to periodic review and adjustment by Wells Fargo.
•	Invoices outstanding for over 30 days are subject to a 1.5% per month late payment penalty.
•	This fee proposal is good for 90 days.

Important information about identifying our customers

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person (individual, corporation, partnership, trust, estate or other entity recognized as a legal person) for whom we open an account.

What this means for you: Before we open an account, we will ask for your name, address, date of birth (for individuals), TIN/EIN or other information that will allow us to identify you or your company. For individuals, this could mean identifying documents such as a driver’s license. For a corporation, partnership, trust, estate or other entity recognized as a legal person, this could mean identifying documents such as a Certificate of Formation from the issuing state agency.